SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the registrant  [x]
Filed by a party other than the registrant  [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only(as permitted by Rule 14a-
    6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting materials pursuant to Rule 14A-11(c) or Rule 14a-12

                       NATIONAL BANCORP OF ALASKA, INC.
______________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)

______________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fees(Check the appropriate box):
 [x] No Fee Required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
______________________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
______________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it way determined):
______________________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
______________________________________________________________________________

     (5) Total fee paid
______________________________________________________________________________
     [ ] Fee paid previously with preliminary materials
     [ ] Check box if any part of the fees is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filling for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
______________________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
______________________________________________________________________________

     (3) Filing party:
______________________________________________________________________________

     (4) Date filed:
______________________________________________________________________________

        Proxy Cover
                       NATIONAL BANCORP OF ALASKA, INC.

                             Anchorage, Alaska

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               March 17, 1998




TO THE SHAREHOLDERS:

   The Annual Meeting of Shareholders of National Bancorp of Alaska, Inc. (the "Company") will be held in the Main Office of National Bank of Alaska at Northern Lights Boulevard and C Street, Anchorage, Alaska, on Tuesday, March 17, 1998, at 10:00 a.m. for the following purposes:

   1. to fix the number of directors to be elected at 24 and to elect 24 directors; and

   2. to approve an amendment to paragraph (A) of Article FOURTH of the Certificate of Incorporation of the Company to increase the total number of shares of Common Stock that the Company has authority to issue to forty million (40,000,000) (all with preemptive rights), with a $2.50 par value per share, as more fully described in the Proxy Statement;

   3. to approve an amendment to paragraph (A) of Article FOURTH of the Certificate of Incorporation of the Company to effect a four-for-one stock split of the Company's Common Stock and an amendment to paragraph (C) of Article FOURTH of the Certificate of Incorporation of the Company to provide that there shall be no preemptive rights with respect to 793,452 shares of presently authorized but unissued Common Stock.

   4. to transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on February 2, 1998, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and any adjournment thereof.

                                      By Order of the Board of Directors

                                      \s\Terry S. Kipp

                                      Terry S. Kipp
                                      Secretary

February 9, 1998

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                       NATIONAL BANCORP OF ALASKA, INC.
                         Northern Lights & C Street
                          Anchorage, Alaska 99503
                              (907) 522-8888

-------------------------------------------------------------------------------
                              PROXY STATEMENT
-------------------------------------------------------------------------------
                            GENERAL INFORMATION
   This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of National Bancorp of Alaska, Inc. (hereinafter referred to as the "Company") to be voted at the Annual Meeting of Shareholders, to be held at the time and place set forth in the notice accompanying this proxy statement, and at any adjournments thereof. This proxy material was first mailed to shareholders on or about February 9, 1998.

   The persons named in the enclosed proxy will vote as directed with respect to the election of nominees named in this proxy statement to the Company's Board of Directors and with respect to the amendments of the Company's Certificate of Incorporation or, in the absence of such direction, in favor of the Board Nominees and in favor of the amendments. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting, but will not be counted as voting with respect to any matter as to which the abstention or non-vote is indicated. As to other matters which may come before the Annual Meeting, they will vote in accordance with their best judgment. The management of the Company does not know of any business which will be presented at the Annual Meeting other than the matters described in this proxy statement.

   The enclosed proxy may be revoked at any time insofar as it has not been exercised, either by delivery to the Company of a written revocation or a duly executed proxy bearing a later date, or by action of the shareholder at the Annual Meeting.

   The Company is a bank holding company which acquired by merger the National Bank of Alaska (the "Bank") in 1982. The Bank is the wholly-owned subsidiary of the Company. All references hereinafter to the "Company" shall include the Company and the Bank, unless the context indicates otherwise.

                            VOTING SECURITIES

   At the close of business on February 2, 1998, the Company had 8,000,000 shares of Common Stock, par value $10.00 per share, issued, of which 225,985 shares are held by the Company as Treasury Stock. Shareholders of record at the close of business on February 2, 1998, shall be entitled to vote at the Annual Meeting, each share being entitled to one vote.

                        CERTAIN BENEFICIAL OWNERS

   The following table presents certain information with respect to the only person who is known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock as of January 31, 1998.

                                                   Amount and Nature    Percent
                      Name and Address             of Beneficial        of
   Title of Class     of Beneficial Owner          Ownership            Class
-------------------------------------------------------------------------------
   Common Stock       Elmer E. Rasmuson            3,950.316*           51.1%
   par value $10.00   P.O. Box 100600
                      Anchorage, Alaska 99510-0600

*Included among the shares of Common Stock reported as beneficially owned by Mr. Rasmuson, over which he has sole voting and dispositive powers, are the following:

   (a) Mr. Rasmuson has sole voting and dispositive powers over 779,160 shares (10.0% of the outstanding shares) which he holds as trustee under three trusts for the benefit of each of his children;

   The foregoing is not to be construed as an admission by Mr. Rasmuson that he is the beneficial owner of the shares identified in (a) above and Mr. Rasmuson expressly disclaims beneficial ownership of those shares.

   The directors and executive officers of the Company and the Bank own beneficially 718,892 shares or 9.2% of the Company's outstanding Common Stock. Not included in these shares are 22,525 shares held of record and owned beneficially solely by spouses and minor children of members of this group.

                          ELECTION OF DIRECTORS

   The numbers of directors to be elected at the Company's Annual Meeting of Shareholders will be determined by vote of the shareholders. A resolution will be offered at the meeting establishing the number of directors at 24.

   The persons named below, all of whom are members of the present Board of Directors, will be nominated by management for election to the Company Board of Directors, and, if elected, each will serve until the next Annual Meeting of Shareholders and until their successor is elected and qualified. It is the intention of the persons named in the proxy to vote for the resolution establishing the number of directors at 24 and for the election of the nominees listed below, unless otherwise directed or otherwise instructed.

   The Board of Directors has no reason to believe that any of the nominees named in this proxy statement will be unavailable or unable to stand for election, but in the event that vacancies in the slate of nominees should occur unexpectedly, the shares represented by proxies will be voted for substitutes chosen by the Board of Directors or the number of directors to be elected will be reduced by the number of persons unavailable or unable to stand for election and the shares will be voted for the remaining nominees.

   Other nominations may be made by shareholders entitled to vote for election of directors in accordance with the following procedures as set forth in the By-Laws of the Company. Nominations other than those made by or on behalf of the existing management of the Company shall be made in writing and shall be delivered or mailed to the President of the Company not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Company not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notifications shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of Company Common Stock that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of Company Common Stock owned by the shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

                AGE AND YEAR
                FIRST BECAME A    PRINCIPAL
                DIRECTOR OF THE   OCCUPATION             SHARES OF COMMON STOCK
                COMPANY OR A      OR                     BENEFICIALLY OWNED AS
NAME            PREDECESSOR       EMPLOYMENT(7)          OF JANUARY 31, 1998(3)
-------------------------------------------------------------------------------
                                                           SHARES   PERCENT
                                                           HELD     OF CLASS(6)
-------------------------------------------------------------------------------
Donald B. Abel, Jr.  61           President, Don Abel      1,930
                   1976           Building Supplies, Inc.
                                  (retail building supplies)

Gary M. Baugh        59           President, Baugh         2,500
                   1983           Construction and
                                  Engineering Company
                                  (construction)

Carl F. Brady Jr.    54           Chairman and CEO,        8,333
                   1989           Brady & Co. Ins.,
                                  since 1994
                                  (insurance brokerage);
                                  Chairman and CEO,
                                  Rollins Hudig Hall
                                  of Alaska, Inc.
                                  1989 to 1994
                                  (insurance brokerage)

Alec W. Brindle      59           President, Wards        38,861 (1)
                   1977           Cove Packing Company,
                                  Inc. (salmon cannery)

AGE AND YEAR
                FIRST BECAME A    PRINCIPAL
                DIRECTOR OF THE   OCCUPATION             SHARES OF COMMON STOCK
                COMPANY OR A      OR                     BENEFICIALLY OWNED AS
NAME            PREDECESSOR       EMPLOYMENT(7)          OF JANUARY 31, 1998(3)
-------------------------------------------------------------------------------
                                                           SHARES   PERCENT
                                                           HELD     OF CLASS(6)
-------------------------------------------------------------------------------

James O. Campbell    65           Campbell & Campbell      4,272
                   1972           since 1997 (apartment
                                  rentals); from 1994 to 1997
                                  Commissioner,
                                  Arctic Research
                                  Commission (national
                                  research needs and
                                  objectives in the Arctic);
                                  from 1991 to 1994 CEO,
                                  Alaska Commercial
                                  Company (retail groceries
                                  and merchandise).

Jeffry J. Cook       54           Vice President             646
                   1984           Administration, MAPCO
                                  Alaska Inc. since 1994
                                  (oil refining and product
                                  sales); Director, North
                                  Alaska Region, ARCO
                                  Alaska, Inc., a major oil
                                  company, from 1990
                                  to 1994 (Community
                                  Relations)

Patrick S. Cowan     58           Owner, Birch Ridge Golf    227
                   1994           Course (Golf)

Roy Huhndorf         57           Chairman of the Board,     100
                   1987           Cook Inlet Region, Inc.
                                  since 1996 (Alaska Native
                                  Regional Corporation);
                                  Chairman and CEO,
                                  Cook Inlet Region, Inc.
                                  from 1992 to 1996

James H. Jansen      51           President & CEO of      10,100
                   1990           Lynden Incorporated
                                  (trucking and
                                  transportation)

Donald L. Mellish(8) 70           Chairman of the          5,875
                   1964           Executive Committee
                                  of the Bank

Emil Notti           64           Consultant                 566
                   1973

Howard R. Nugent     53           President, Howdie Homes    100
                   1996           Inc. (residential and
                                  commercial construction)

Tennys B. Owens      57           President, Artique Lt.   4,100
                   1991           Gallery (art retail sales,
                                  marketing and publishing)

AGE AND YEAR
                FIRST BECAME A    PRINCIPAL
                DIRECTOR OF THE   OCCUPATION             SHARES OF COMMON STOCK
                COMPANY OR A      OR                     BENEFICIALLY OWNED AS
NAME            PREDECESSOR       EMPLOYMENT(7)          OF JANUARY 31, 1998(3)
-------------------------------------------------------------------------------
                                                           SHARES   PERCENT
                                                           HELD     OF CLASS(6)
-------------------------------------------------------------------------------

Eugene A. Parrish, Jr. 52         Vice President, Holland    865
                     1982         America Cruise Lines since
                                  1996, (Travel)
                                  President Westmark
                                  Hotels, Inc. (hotel and
                                  restaurant management)

J. Michael Pate      50           President, Pate          1,180
                   1991           Insurance Agency, Inc.
                                  (insurance)

Martin R. Pihl       63           Retired since 1995;      2,024
                   1972           Acting Executive Director,
                                  Alaska Permanent Fund
                                  Corp. 1994 to 1995,
                                  (investments);General
                                  Manager, Ketchikan
                                  Pulp Company, 1987 to
                                  1994 (forest products)

Edward F. Randolph   38           President, Edward F.       100
                   1995           Randolph Ins. Agency, Inc.
                                  (insurance)

Edward B. Rasmuson   57           Chairman of the Board  341,770 (2)      4.4
                   1974           of the Company and the
                                  Bank

Major General John   58           Consulting, Arctic Slope   133
Schaeffer (Ret.)   1988           Regional Corporation since
                                  1994, (Alaska Native Regional
                                  Corporation), Director of Business
                                  Development, NANA
                                  Regional Corporation, 1993
                                  (Alaska Native Regional
                                  Corporation)

Michael K. Snowden   52           President, Service       4,637 (4)
                   1995           Inc. Transfer(fuel
                                  distribution and
                                  transport services)

Richard Strutz       47           President of the         1,119
                   1992           Company and the Bank

George S. Suddock    58           Chairman, Alaska       280,472 (5)      3.6
                   1969           National Corporation
                                  (insurance)

Richard A. Wien(8)   62           Chairman & CEO, Florcraft  941
                   1974           (floor coverings)

Sharon Wikan         49           Secretary - Treasurer      160
                   1994           Hammer & Wikan since 1995
                                  (Retail grocery and general
                                  merchandise);
                                  Secretary - Treasurer
                                  Rock-N-Road Const. from
                                  1991 to 1995
                                  (road construction)

1. The reported holdings include 26,152 shares held by Alec W. Brindle, Executor, under the will of A.W. Brindle, deceased; Mr. Brindle disclaims beneficial ownership of these securities held as executor.
2. The reported holdings exclude 259,720 shares held in trust for Edward B. Rasmuson, over which Mr. Rasmuson has no power to vote or dispose.
3. The reported holdings include securities with respect to which the director has or shares the power to vote or dispose. Not included in the securities reported are the following shares over which the indicated directors had no power to vote or dispose: 22,355 shares held by the wife and minor children of Edward B. Rasmuson. Director Rasmuson disclaims any beneficial ownership of these shares held by his spouse and minor children.
4. The reported holdings include 1,712 shares held in a family trust of which Mr. Snowden is a trustee. Mr. Snowden disclaims any beneficial interest of those shares.
5. The reported holdings include 275,686 shares held by a corporation of which Mr. Suddock is an officer, director and stockholder. Mr. Suddock disclaims beneficial ownership of those shares.
6. If no percent is shown, the percent of the nominee's beneficial ownership is less than one percent.
7. Each nominee has been engaged in the indicated occupation or employment or has held the indicated position or one of equivalent responsibility with his present employer during the past five years unless otherwise indicated.
8. None of the nominees serve on the boards of directors of other companies filing reports with the Securities and Exchange Commission, except that Mr. Wien is a director of Alaska Air Group, Inc.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 were required, the Company believes that during 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except one report covering one transaction was filed late by greater than ten percent beneficial owner E.E. Rasmuson.

                         DIRECTORS MEETINGS AND COMMITTEES
   The Board of Directors of the Bank met ten times during 1997 and the Board of Directors of the Company met ten times. All directors attended at least 75 percent of the aggregate of the total number of meetings held by both Boards, plus meetings held by all committees on which such directors served during 1997, except Director Notti. Neither the Company nor the Bank has a standing nominating committee and the Company does not have a standing audit committee. The Bank formed a compensation committee in November 1992.

   The Board of Directors of the Bank annually appoints a Directors Examining Committee which performs many functions of an audit committee. Members of the committee, none of whom are officers of the Bank, are: George S. Suddock, Chairman; and Donald B. Abel, Jr.; and Carl Brady, Jr. The functions of the Examining Committee include recommending to the Board of Directors the appointment of independent auditors, the review of regulatory reports and the responses to those reports and review of the scope of the internal audit programs and the adequacy of internal accounting systems and controls. The committee has been delegated the responsibility for both review and communication to the Board of Directors of the results of examinations performed by the regulatory examiners, other external auditors and the internal auditors. The committee held four meetings in 1997.

                                  PROPOSAL 2:
             AMENDMENT TO PARAGRAPH (A) OF ARTICLE FOURTH OF THE
                 CERTIFICATE OF INCORPORATION OF THE COMPANY
      TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

   The Company's stockholders are asked to act upon a proposal to approve an amendment to Article FOURTH of the Company's Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 10,500,000 shares to 40,000,000 shares. All 40,000,000 shares will have preemptive rights except the 793,452 shares discussed in Proposal 3. A preemptive right is the right of a shareholder to subscribe to his proportionate part of a new issue of shares offered by the company for sale for cash. In January 1998, the Board approved this amendment of the Certificate of Incorporation in connection with the Board's approval of a four-for-one stock split (the "Stock Split"), which is discussed in Proposal 3. The Board directed that this proposal be submitted to the Company's stockholders for consideration.

   The following is the text of paragraph (A) of Article FOURTH of the Certificate of Incorporation, as proposed to be amended to effect the increase in the total number of authorized shares of Common Stock of the Company:

        The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares of common stock, par value $2.50 per share (hereinafter called "Common Stock").

   If both Proposal 2 and Proposal 3 are approved by the stockholders of the Company at the Annual Meeting, the amendment to Article FOURTH of the Certificate of Incorporation would be effected on the soonest practicable date following the Annual Meeting (the "Effective Date"), unless there is a determination by the Board of Directors that the Stock Split described in Proposal 3 is no longer in the best interests of the Company and its stockholders. The Board will make any such determination based on prevailing market conditions, on the likely effect on the market price of the Common Stock, and on other relevant factors. If the amendment is not effected, the Board of Directors will take action to abandon the amendment pursuant to
Section 242(c) of the Delaware General Corporation Law.

PURPOSES AND EFFECTS OF THE INCREASE IN THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

   The proposed increase in the authorized number of shares of Common Stock is necessary to provide the Company with a sufficient number of shares to effect the Stock Split described in Proposal 3 and to provide the Company with flexibility for the future.

   As of February 2, 1998, the Company had 8,000,000 shares of Common Stock outstanding. With only approximately 2,500,000 shares of authorized but unissued Common Stock remaining, the Company does not have a sufficient number of authorized but unissued shares of Common Stock necessary to implement the Stock Split unless the number of authorized shares of Common Stock is increased. Accordingly, the Board of Directors has determined that the Stock Split is contingent upon stockholder approval of the amendment to Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,500,000 shares (198,363 without preemptive rights) to 40,000,000 shares (793,452 without preemptive rights).

   The increase in authorized shares of Common Stock will decrease the present ratio of authorized but unissued shares of Common Stock to issued shares of Common Stock, but the Board has concluded that the additional authorized common stock will provide the Board with a sufficient degree of flexibility to enable the Company to address future opportunities and the requirements for issuing, from time to time, additional shares of Common Stock.

   Increasing the number of authorized shares of stock to a number that provides for a substantial number of additional authorized but unissued shares of stock is a common occurrence among publicly held companies. The authorized shares of Common Stock in excess of those outstanding after the Stock Split will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or regulations, including stock exchange rules. These purposes may include additional stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property, issuance of securities convertible into Common Stock or other corporate purposes. The Board of Directors has no current plans to issue any shares of Common Stock for any such purposes, other than pursuant to the Stock Split proposal, and does not intend to issue any stock except on terms or for reason which the Board deems to be in the best interests of the Company.

   Each additional share of Common Stock authorized by the amendment to Article FOURTH of the Certificate of Incorporation described in this Proposal would have the same rights and privileges as each share of Common Stock currently authorized or outstanding, except to the extent certain preemptive rights could be modified pursuant to Proposal 3.

   Since the par value of the Common Stock would be reduced from $10.00 per share to $2.50 per share in connection with this Proposal, an adjustment would not need to be made in the stockholders' equity accounts of the Company or to the additional paid-in-capital account on the Company's balance sheet. Total stockholders' equity would remain unchanged. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be necessary for the approval of the amendment to Article FOURTH of the Certificate of Incorporation.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

   AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                  PROPOSAL 3:
         AMENDMENT TO PARAGRAPH (A) OF ARTICLE FOURTH OF THE COMPANY'S
       CERTIFICATE OF INCORPORATION TO EFFECT A FOUR-FOR-ONE STOCK SPLIT
     OF THE COMPANY'S COMMON STOCK AND TO PARAGRAPH (C) OF ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE THAT THERE
       SHALL BE NO PREEMPTIVE RIGHTS WITH RESPECT TO 793,452 SHARES OF
                PRESENTLY AUTHORIZED BUT UNISSUED COMMON STOCK

   The Company's stockholders are asked to act upon a proposal to approve the Board's action to amend the Company's Certificate of Incorporation to effect a four-for-one stock split of the Company's Common Stock (the "Stock Split," as defined above). In December 1997 and in January 1998, the Board of Directors approved the Stock Split and directed that this proposal to approve amendments to paragraph (A) and (C) of Article FOURTH of the Certificate of Incorporation to effect the Stock Split be submitted to the Company's stockholders for consideration.

   The following is the text of a new second paragraph (A) of Article FOURTH of the Certificate of Incorporation of the Company, as proposed to be amended to effect the Stock Split as described in this Proposal:

        Upon this amendment becoming effective (the "Effective Date"), each of the issued and outstanding shares of Common Stock, par value
        $10.00 per share, shall, without any action on the part of the holder thereof, be reclassified as and changed into four (4) shares of Common Stock, par value $2.50 per share (the "Stock Split"). The Stock Split shall be accomplished by mailing to each stockholder of record as of the close of business on the Effective Date a certificate representing three additional shares of Common Stock, par value $2.50 per share, for each share of Common Stock, par value $10.00 per share, held by the stockholder on that date; provided, however, that each person holding of record a stock certificate or certificates representing shares of Common Stock, par value $10.00 per share, shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock, par value $2.50 per share, to which such person is entitled.

In addition, this Proposal provides for an amendment to paragraph (C) of Article FOURTH to reflect the effect of the Stock Split by replacing the current reference to "198,363" with a new reference to "793,452." Under paragraph (C) of Article FOURTH of the current Articles of Incorporation, 198,363 shares of presently authorized but unissued Common Stock are not subject to preemptive rights. This Proposal would amend paragraph (C) of Article FOURTH to increase the number of shares not subject to preemptive rights by a factor of four to 793,452. Essentially, this will keep the same ratio that presently exists of unissued Common Stock without preemptive rights to authorized and issued Common Stock.

   If this Proposal is approved by the stockholders of the Company at the Annual Meeting, the Stock Split would be effected on the soonest practicable date following the Annual Meeting (the "Effective Date," as defined above), unless there is a determination by the Board of Directors that the Stock Split is no longer in the best interests of the Company and its stockholders. The Board will make any such determination based on prevailing market conditions, on the likely effect on the market price of the Common Stock, and on other relevant factors. If the amendment is not effected, the Board of Directors will take action to abandon the amendment pursuant to Section 242(c) of the Delaware General Corporation Law.

PURPOSES AND EFFECTS OF THE STOCK SPLIT

   The Board of Directors has proposed the Stock Split because the Board believes that the Stock Split is in the best long-term and short-term interests of the Company and its stockholders as the increase in the number of outstanding shares of Common Stock and the lower market price per share resulting from the Stock Split is expected to broaden the market for and improve the marketability of the Common Stock and increased the number of stockholders of the Company. Although the impact on the market price of shares of Common Stock cannot be predicted with certainty, it is likely that the Stock Split would initially result in the market price of each share of Common Stock being approximately one-fourth of the price previously prevailing, and that the aggregate market price of all shares of Common Stock held at the Effective Time by a particular stockholder should remain approximately the same. Stockholders should be aware, however, that brokerage charges and any applicable transfer taxes on sales and transfers of shares would be higher after the Stock Split on the same relative interest in the Company because that interest would be represented by a greater number of shares.

   The Common Stock is listed for trading on NASDAQ National Market ("NASDAQ"). On January 28, 1998, the reported closing price of the Common Stock on NASDAQ was $123.00 per share.

   Proportionate voting rights and other rights of stockholders would not be altered by the Stock Split.

   The proposed Stock Split would not change the stockholders' equity or interest in the Company, and the book value of the number of shares outstanding immediately after the applicable Stock Split would be equal to the book value of the number of shares outstanding immediately prior to the Stock Split.

   THE STOCK SPLIT SHALL BE ACCOMPLISHED BY MAILING TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE EFFECTIVE DATE A CERTIFICATE REPRESENTING THREE ADDITIONAL SHARES OF COMMON STOCK, PAR VALUE $2.50 PER SHARE, FOR EACH SHARE OF COMMON STOCK, PAR VALUE $10.00 PER SHARE, HELD BY THE STOCKHOLDER ON THAT DATE; PROVIDED, HOWEVER, THAT EACH PERSON HOLDING OF RECORD A STOCK CERTIFICATE OR CERTIFICATES REPRESENTING SHARES OF COMMON STOCK, PAR VALUE $10.00 PER SHARE, SHALL RECEIVE, UPON SURRENDER OF SUCH CERTIFICATE OR CERTIFICATES, A NEW CERTIFICATE OR CERTIFICATES REPRESENTING THE NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $2.50 PER SHARE, TO WHICH SUCH PERSON IS ENTITLED.

                     COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows all compensation paid for the calendar years ended December 31, 1995, 1996, 1997, to the Chief Executive Officer (CEO) and the four most highly compensated executive officers (other than the CEO) of the Company and the Bank, and who were serving as executive officers as of December 31, 1997.

                          SUMMARY COMPENSATION TABLE
                             ANNUAL COMPENSATION
-------------------------------------------------------------------------------
NAME AND                                             OTHER ANNUAL   ALL OTHER
PRINCIPAL POSITION                  YEAR    SALARY   COMPENSATION  COMPENSATION
-------------------------------------------------------------------------------
Edward B. Rasmuson, CEO,            1997    375,000      49,147        76,518
Chairman of the Board of            1996    350,000      36,029        59,850
Directors and Director of the       1995    300,000      13,196        26,372
Company and the Bank

Richard Strutz, President and       1997    325,000      11,698        66,316
Director of the Company and         1996    300,000       1,625        51,300
the Bank                            1995    250,000       2,280        26,372

Kathleen Soderberg, Executive       1997    260,000       2,168        53,053
Vice President of the Bank          1996    240,000       2,637        41,040
                                    1995    200,000          61        26,372

Gary Dalton, Executive Vice         1997    205,000       1,943        41,830
President of the Bank               1996    185,000       2,541        31,635
                                    1995    160,000                    29,058

Donald L. Mellish, Chairman of      1997    165,000         135        33,668
the Executive Committee of the      1996    165,000                    28,215
Bank and Director of the Company    1995    165,000         689        26,372
and the Bank

   Other Annual Compensation is the amount reimbursed during the fiscal year for the payment of Federal Income Taxes arising from non-tax deductible business use of a corporate aircraft.

   All Other Compensation is cash compensation earned under a Profit Sharing Plan and Trust available to all employees meeting certain age and service requirements.

   The above named officers receive no compensation other than as shown in the foregoing table and the Company and the Bank have no other existing plans or arrangements other than as follows:

   In 1994, the Board of Directors of the Bank approved a plan whereby any officer holding a title of Senior Vice President or above (which includes the named officers) can elect to defer receipt of up to a total of 15% of their annual compensation. This 15% includes any amounts deferred under the 401(k) portion of the existing profit sharing program. Amounts deferred are not additional compensation, only deferral of receipt of a portion of regular annual compensation. Amounts deferred in excess on the 401(k) portion become an unsecured obligation of the Bank and become payable at termination of employment. Amounts in excess of the 401(k) portion are annually credited with interest at a percentage equivalent to the Banks' average interest return on earning assets. In 1996, the Board increased the maximum allowable percentage of deferral from 15% to 20%. In 1997, the Board increased the maximum allowable percentage of deferral to 100%.

                           COMPENSATION OF DIRECTORS

   The directors of the Company are also directors of the Bank. Directors of the Company receive no compensation for attendance at meetings of the Company's Board of Directors, or for committee meetings.

   Bank directors who are not officers of the Bank receive $1,000 for each Bank Board of Directors meeting attended. Bank directors who are officers of the Bank receive no compensation other than that received as an officer. Each Bank director (who is not otherwise an employee of the Bank) also receives $1,000 for attendance at each committee meeting of the Bank.

   No director received compensation for services as a director during 1997 in addition to or in lieu of the standard arrangement that is described above.

                 EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

   There are no employment contracts between the Company or the Bank and the named executive officers. There are no plans or arrangements for compensation of named executive officers resulting from a change in control of the Company or the Bank.

                      COMPENSATION COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION

   In 1992 the Bank formed a standing Compensation Committee composed of Directors Campbell, Jansen, and Pihl. None of the Compensation Committee members A) has ever been an officer or employee of either the Bank or the Company, or B) has any relationship with the Company or the Bank that requires disclosure other than as discussed under "Transactions with Directors, Executive Officers, and Associates" in this Proxy Statement.

   During the fiscal year ending December 31, 1997, no executive officer of the Bank or the Company A) served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Bank, or B) served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Bank, or
C) served as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Company.

                            EXECUTIVE COMPENSATION

   In October 1992, the Securities and Exchange Commission adopted new rules regarding the disclosure of compensation of named executive officers. The goal of these rules is to clarify disclosure and the rationale and basis for such compensation. In response to the new rules a Compensation Committee of three "outside" directors was formed. The Committee met once in 1997.

                        COMPENSATION COMMITTEE REPORT

   The Bank's compensation of executive officers is based on evaluation of many factors including financial performance, information on industry compensation practices and levels, the ability to retain senior management, and an objective to have salaries at levels that can be maintained in the future.

   Compensation of all employees, including executive officers, is based on direct salary and participation in the Bank's Profit-Sharing Plan. The Bank does not grant executive employees stock options, stock appreciation rights, or other forms of long-term incentive compensation which are a significant portion of most peer bank compensation programs.
Independent consultants are periodically engaged to report on comparisons of the Bank's performance and the compensation of the Bank's highest paid executive officers with similar size banks. In recent years, the Bank has experienced substantial growth in assets and the Bank's earnings as a return on assets has been outstanding.

   The Chairman of the Board's recommendations of salaries for the six highest paid officers of the Bank for 1998, which are approved by the Compensation Committee on behalf of the Board of Directors, are as follows:

      Chairman of the Board and CEO        Edward B. Rasmuson    $425,000

      President                            Richard Strutz         375,000

      Executive Vice President             Kathleen Soderberg     290,000

      Executive Vice President             Gary Dalton            235,000

      Executive Vice President             James L. Cloud         180,000

      Chairman of the Executive Committee  Donald L. Mellish      165,000

The Compensation Committee has consistently found that salaries of the Bank executive officers are well within comparisons with other banks of similar size and consistent with the compensation plan objectives of the Bank.

                                            COMPENSATION COMMITTEE
                                            James O. Campbell
                                            James H. Jansen
                                            Martin R. Pihl

                       SECURITY OWNERSHIP OF MANAGEMENT
                                As of 1-31-1998
-------------------------------------------------------------------------------
                                             AMOUNT AND NATURE
                       NAMES OF                OF BENEFICIAL         PERCENT OF
TITLE OF CLASS     BENEFICIAL OWNER              OWNERSHIP            CLASS(2)
-------------------------------------------------------------------------------
Common Stock       Edward B. Rasmuson             341,770(1)              4.4
Par Value $10.00

Common Stock       Donald L. Mellish                5,875
Par Value $10.00

Common Stock       Richard Strutz                   1,119
Par Value $10.00

Common Stock       Kathleen Soderberg               1,758
Par Value $10.00

Common Stock       Gary Dalton                        675
Par Value $10.00

1. Reported holdings exclude 259,720 shares held in trust for Edward B. Rasmuson on which Mr. Rasmuson has no power to vote or dispose. Also excluded are 22,355 shares held by the wife and minor children of Edward B. Rasmuson. Mr. Rasmuson has no power to vote or dispose of these shares and disclaims any beneficial ownership.

2. If no percent is shown, the percent of the nominee's beneficial ownership is less than one percent.

                               PERFORMANCE GRAPH
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG NBA, KBW 50 BANK INDEX, S&P 500 INDEX
                                (SEE FOOTNOTE A)


                         (Graph of below table)


-------------------------------------------------------------------------------
                           1992     1993     1994     1995     1996     1997
-------------------------------------------------------------------------------
KBW 50 Index            $100.00  $106.00  $100.00  $160.00  $227.00  $332.00
S&P Index               $100.00  $110.00  $112.00  $153.00  $188.00  $251.00
National Bank of Alaska $100.00  $107.00  $100.00  $130.00  $143.00  $269.00
-------------------------------------------------------------------------------

A. Total return with dividend reinvestment is calculated based on share price appreciation or depreciation and total dividends paid. Dividend reinvestment assumes the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year. Dollar figures in table are as of 12-31.

   The KBW 50 Index is made up of 50 of the nation's most important banking companies, including all money centers and most major regional banks, and is meant to be representative of the price performance of the nation's large banks. The KBW 50 is calculated in the same manner as the S&P 500. Both are market-capitalization-weighted indices, so companies judged by the market to be more important (i.e. more valuable) count for more in both indices. It should be kept in mind that, by design, the KBW 50 does not reflect the price or total return performance of smaller banking companies. Further information on the KBW 50 Bank Index may be obtained by writing Keefe, Bruyette & Woods, Inc., Two World Trade Center, 85th Floor, New York, New York 10048.

        TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND ASSOCIATES

   Certain directors and officers of the Bank and persons associated with them are customers of and have had transactions, including credit transactions, with the Bank from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in transactions with such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions which the Bank had with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                           AVAILABILITY OF FORM 10-K

   The Company will provide without charge to each beneficial owner of its shares, upon such shareholder's written request, a copy (without exhibits) of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 1997, which is expected to be available after March 31, 1998. Requests for copies should be addressed to: Terry S. Kipp, Secretary, National Bank of Alaska, Post Office Box 100600, Anchorage, Alaska 99510-0600.

                             INDEPENDENT AUDITORS

   The Company designated the firm of Deloitte & Touche, independent public accountants, as its independent auditors for the year ended December 31, 1997. The services performed in this connection included an examination in accordance with generally accepted auditing standards and an expression of opinion on the fairness of the consolidated financial statements of the Company and its subsidiary for the year ended December 31, 1997. The Company has been advised that neither the firm nor any of its partners has any other material direct or indirect relationship with the Company, or with its officers or directors in their capacities as such.

   A representative of Deloitte & Touche is expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

                            SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the 1999 Annual Meeting of the Company must be received by the Company at its executive offices not later than October 13, 1998, in order to be included in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders. Any such proposal should be communicated in writing and addressed to: Terry S. Kipp, Secretary, National Bank of Alaska, Post Office Box 100600, Anchorage, Alaska 99510-0600.

                             COST OF SOLICITATION

   The cost of soliciting proxies in the accompanying form has been, or will be, borne by the Company. Officials and regular employees of the Company may solicit proxies personally, by telephone or telegram, from some shareholders.


         By Order of the Board of Directors

         /s/Terry S. Kipp

         Terry S. Kipp
         Secretary

February 9, 1998

        APPENDIX - Form of Proxy
                       NATIONAL BANCORP OF ALASKA, INC.

          PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING

     The undersigned Shareholder of NATIONAL BANCORP OF ALASKA, INC., does hereby nominate, constitute and appoint John A. Treptow and Susan Wright Mason or either one of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies), with full power of substitution, for me and in my name, and place and stead to vote all the shares of Common Stock of said National Bancorp of Alaska, Inc., standing in my name on its books, as of February 2, 1998, at the Annual Meeting of Shareholders to be held at the main Office of National Bank of Alaska at Northern Lights Boulevard and C Street, Anchorage, Alaska, on March 17, 1998 at 10:00 a.m., or at any adjournments thereof, with all the powers the undersigned would possess if personally present on the following proposals more fully described in the accompanying Proxy Statement for the meeting in the manner specified and in their discretion on any other business that may properly come before the meeting.

1.   Fix  the  number  of  directors at 24 and elect the  following  directors:
Donald B. Abel, Jr., Gary M. Baugh, Carl F. Brady, Jr., Alec W. Brindle,, James
O. Campbell, Jeffry J. Cook, Patrick S. Cowan, Roy Huhndorf, James H. Jansen, Donald L. Mellish, Emil R. Notti, Howard R. Nugent, Tennys B. Owens, Eugene A. Parrish, Jr., J. Michael Pate, Martin R. Pihl, Edward F. Randolph, Edward B. Rasmuson, Major General John Schaeffer (Ret.), Michael K. Snowden, Richard Strutz, George S. Suddock, Richard A. Wien, Sharon Wikan.

[  ]     VOTE FOR all nominees listed above; except vote is withheld from nominees whose names are written below (if any). Unless otherwise specified, the proxy will be voted for all nominees named above.


___________________________________________________________________________

[  ]     VOTE WITHHELD from all nominees.

2. To approve an amendment to Paragraph (A) of Article Fourth of the Company's Certificate of Incorporation to increase the total number of shares of capital common stock that the company has authority to issue to forty million (40,000,000) (all with preemptive rights), with a $2.50 par value per share.

           For               Against                 Abstain
           [  ]                [  ]                    [  ]

3. To approve an amendment to paragraph (A) of Article FOURTH of the Certificate of Incorporation of the Company to effect a four-for-one stock split of the Company's Common Stock and an amendment to paragraph (C) of Article FOURTH of the Certificate of Incorporation of the Company to provide that there shall be no preemptive rights with respect to 793,452 shares of presently authorized but unissued Common Stock.
           For               Against                 Abstain
           [  ]                [  ]                    [  ]

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2 and 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 and
3. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN IN RESPECT OF THE SAME SHARES OF STOCK FOR THIS MEETING.

Dated: _____________________, 1998


                                      _______________________________(L.S.)
                                      (Signature of Shareholder)

                                      When signing as attorney, executor,
                                      administrator, trustee, or guardian,
                                      please give full title.  If more than
                                      one trustee, all should sign.  All
                                      joint owners must sign.

                                      Signature(s) must correspond exactly
                                      with name(s) appearing hereon.

PLEASE DATE, SIGN AND MAIL PROXY IN ENCLOSED ENVELOPE PROMPTLY.